Exhibit 10.17

FIRST AMENDMENT TO LEASE TERMINATION AGREEMENT

I.	PARTIES AND DATE.

This First Amendment to Lease Termination Agreement (“Amendment”) dated February 3, 2021, is by and between BAKE TECHNOLOGY PARK LLC, a Delaware limited liability company (“Landlord”), and INARI MEDICAL, INC., a Delaware corporation (“Tenant”).

II.	RECITALS.

On March 6, 2019, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 9 Parker, Suites 100 and 250, Irvine, California (“Premises”).

On October 7, 2020, Landlord and Tenant entered into a Lease Termination Agreement (“Termination”) to terminate the Lease.

Landlord and Tenant each desire to modify the Termination to extend the Termination Date as set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A.Date.  Effective retroactively as of the date of the Termination, Section III.A of the Termination shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“A.Date.  Landlord and Tenant agree that the Lease shall terminate 12 months following the commencement date of a new lease (“New Lease”) between Landlord’s affiliate, Oak Canyon Creek LLC, a Delaware limited liability company, and Tenant for the premises located at 6001 Oak Canyon, Irvine, California ("Termination Date").  Notwithstanding the foregoing, in the event Tenant needs to occupy the Premises following the Termination Date, then Tenant shall have an option to extend the Lease Term for up to three periods of an additional 30 days each (each, an “Extension Period”) provided Tenant delivers a minimum of 30 days’ prior written notice to Landlord of its intent to exercise each such extension option. Each Extension Period shall be extended on a day for day basis for each day that a Government Mandate (as defined in the New Lease) delays the commencement of the term of the New Lease.  During each Extension Period, Tenant shall pay Basic Rent and Tenant’s Share of Operating Expenses to Landlord at the same rates from time to time then in effect under the Lease.  Not later than the Termination Date or, if applicable, the last day of the last exercised Extension Period, Tenant shall cause the Premises to be vacated and surrendered in accordance with the requirements of Section 15.2 (Surrender of Premises; Removal of Property) of the Lease; provided, however, that the restoration work required of Tenant in connection with the Alterations performed by Clean Room West (as documented in the letter dated June 1, 2019) will be waived.”

IV.	GENERAL.

A.Effect of Amendment.  The Termination shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.

B.Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C.Defined Terms.  All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

D.Corporate and Partnership Authority.  If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

E.Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

F.Disputes. The provisions of Section 14.6 (Expenses and Legal Fees) and Section 14.7 (Waiver of Jury Trial) of the Lease shall also apply to this Amendment.

G.Nondisclosure of Amendment Terms. Landlord and Tenant acknowledge that the content of this Amendment, and any related documents are confidential information. Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than to its respective financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms pursuant to legal requirement.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:

BAKE TECHNOLOGY PARK LLC,

a Delaware limited liability company

By: /s/ Steven M. Case

Steven M. Case

Executive Vice President, Leasing & Marketing

Office Properties

By: /s/ Holly McManus

Holly McManus

Vice President, Operations

Office Properties

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TENANT:

INARI MEDICAL, INC.,

a Delaware corporation

By: /s/ William Hoffman

Printed Name: William Hoffman

Title: Chief Executive Officer

By: /s/ Mitch Hill

Printed Name: Mitch Hill

Title: Chief Financial Officer

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